Exhibit 99.1

Franklin Financial Network Announces Third Quarter Earnings Of $0.70 Per Diluted Share And ROAA Of 1.01%

FRANKLIN, Tenn., Oct. 24, 2018 /PRNewswire/ -- Franklin Financial Network, Inc. (NYSE: FSB), the parent company (the "Company") of Franklin Synergy Bank (the "Bank"), today announced financial results for the quarter ended September 30, 2018. For the quarter, net income available to common shareholders was $10.5 million, up 18.7% from $8.9 million for the third quarter of 2017. Earnings per diluted share increased 7.7% to $0.70 for the third quarter of 2018 from $0.65 for the third quarter last year. Results for third quarter of 2018 include:

  Return on average assets of 1.01% and return on average equity of 11.91%;
  Net interest margin decreased four bps to 2.70% from 2.74% for the second quarter of 2018.  The decline in margin was partially offset by a tax benefit generated during the third quarter of 2018 from the Company's investment in Tennessee Community Investment Tax Credit (CITC) qualified loans and securities;
  A 20.5% comparable-quarter increase in loans, including loans held for sale ("total loans"), to $2.56 billion at September 30, 2018, and a 3.0% (12.1% annualized) sequential-quarter increase;
  A 19.4% comparable-quarter increase in total deposits to $3.4 billion and 0.8% sequential-quarter decrease (-3.1% annualized) reflecting the seasonality of local government deposits, which peak in the fourth and early first quarter of each year and decline to their annual low points in the third quarter;  Retail deposits (excludes local government and brokered deposits) were up  8.2% in the comparable quarter and 2.6% from the sequential quarter; and,
  Strong credit quality, with nonperforming loans to total loans, excluding loans held for sale, of 0.16%; allowance for loan losses to total loans, excluding loans held for sale, of 0.88%; and net recoveries to average loans of 0.003%.

For the first nine months of 2018, net income available to common shareholders increased 19.7% to $30.8 million from $25.7 million for the first nine months of 2017. Earnings per diluted share increased 13.4% to $2.11 for the first nine months of 2018 from $1.86 for the same period in 2017.

Richard Herrington, Chairman, President and CEO, remarked, "I'm pleased to report third quarter earnings per share that outpaced expectations, despite temporary headwinds in the current operating environment that contributed to a slight decrease in Net Interest Margin. We built a great deal of positive momentum in the quarter and maintained discipline in credit standards and pricing in the face of fierce competition for both loans and deposits as newer entrants into this attractive market stretch on both measures to buy market share. Thankfully, our team has seen this before and will continue to go after profitable business without sacrificing profit for the sake of growth. I am optimistic going forward as we review our pipelines and prospects.

"Contributing to third quarter results was solid growth in the loan portfolio combined with strong credit quality. Also notable was a decline in our effective tax rate, primarily due to state tax credits resulting in large part from the extension of a significant CRA-qualified loan. These contributions to earnings resulted in an improvement in all capital ratios, again positioning the Company for future growth.

"Given the strength of our capital base, we have begun the process of rotating out of securities and into continued organic loan growth to improve the earning power of our balance sheet. In addition, we will continue to evaluate potential acquisitions with strong asset quality and capital as well as attractive deposit franchises. With our sound balance sheet and strong credit quality, our investments in technology infrastructure and top-shelf talent, and an entrepreneurial and customer-centric team, we believe continued successful execution of our growth strategies will produce long-term growth in shareholder value."

Strong Asset Quality: The Company continues to differentiate itself from peers by its excellent asset quality. For the third quarter of 2018, the provision for loan losses was $0.1 million, a $0.5 million decrease from the third quarter of 2017 and second quarter of 2018. Provision expense for the quarter and year to date in 2018 reflects net recoveries over the preceding year, providing an allowance for loan losses to total loans, excluding loans held for sale, of 0.88%.

Attractive, Growing, Local Markets Support Balance Sheet Expansion: Total assets increased 16.9% to $4.17 billion at quarter end from the same time in 2017 and were essentially flat with the second quarter of 2018. As noted earlier, total loans increased to $2.56 billion at the end of the third quarter, up 20.5% from the same prior-year quarter and 3.0% (12.1% annualized) sequentially.

Total deposits at September 30, 2018, increased 19.4% on a comparable-quarter basis to $3.37 billion and decreased 0.8% (3.1% annualized) sequentially, reflecting the seasonality of local government deposits. Noninterest-bearing deposits increased 24.9% and 4.0% (15.9% annualized) on a comparable- and sequential-quarter basis, and interest-bearing deposits increased 18.8% on a comparable-quarter basis and 1.3% (5.0% annualized) on a sequential-quarter basis. Retail deposits, which exclude local government and brokered deposits, increased 8.2% to $1.63 billion on a comparable quarter basis and 2.6% sequentially.

Growth in Loans and Reduced Tax Rate Offset Impact of Interest Rate Environment: Net interest income for the third quarter of 2018 increased 9.2% to $26.6 million compared with the third quarter of 2017 and decreased 1.3% sequentially (5.1% annualized), while net interest margin was 2.70% for the third quarter of 2018, compared with 3.05% for the comparable quarter and 2.74% for the second quarter 2018. The primary factors contributing to the sequential-quarter decline in net interest margin were a 23 bps increase in cost of funds, against a 15 bps increase in yield on interest-earning assets.

Noninterest income was $3.4 million for the third quarter of 2018, a decrease of 3.6% in the comparable quarter and 17.0% decrease from the sequential quarter. The sequential-quarter decrease in noninterest income primarily resulted from a $562 thousand quarter-over-quarter decline in gains on sales of loans, as a rising rate environment has slowed mortgage demand.

Noninterest expense was $18.3 million for the third quarter of 2018, a 19.5% comparable-quarter increase and a 1.1% sequential-quarter increase. The Company's efficiency ratio was 60.83% for the third quarter of 2018, compared with 54.77% for the third quarter of 2017 and 58.13% for the second quarter of 2018. The increase in efficiency ratio was driven by a $1.7 million increase in salary expense for the comparable period and a $455 thousand increase for the sequential quarter, as the Company has taken advantage of strategic opportunities to upgrade its commercial lending, credit analysis and back office support teams.

The Company's effective income tax rate improved significantly to 9.2% for the third quarter of 2018 from 26.1% for the comparable quarter and 15.2% for the nine months ended September 30, 2018, compared with 28.7% for the nine months ended September 30, 2017. This decrease in effective tax rate was due to the positive impact of the Tax Cuts and Jobs Act enacted in December 2017 and the Company's investment in CITC qualified securities and loans that offer state tax credits in exchange for accepting less than market yields on projects to build low income housing.

Webcast and Conference Call Information

The Company will host a webcast and conference call at 8:00 a.m. (CT) on Thursday, October 25, 2018, to discuss operating and financial results for the third quarter of 2018. To access the call for audio only, please call 1-844-378-6480. For the presentation materials and streaming audio, please access the webcast on the Investor Relations page of Franklin Synergy Bank's website at www.FranklinSynergyBank.com. For those unable to participate in the webcast, it will be archived for one year, with audio available for 90 days.

Safe Harbor for Forward-Looking Statements

This media release contains forward-looking statements. Such statements include, but are not limited to, expected operating results, including market share and shareholder value, strategy for growth and profitability, projected sales, gross margin and net income figures, the availability of capital resources, the effect of potential and completed acquisitions, and plans concerning products and market acceptance. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will," "strategies" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Risks and uncertainties that could cause the corporation's actual results to materially differ from those described in forward-looking statements include those discussed in Item 1A of the corporation's Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on March 16, 2018. Future events and actual results, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Future operating results of the corporation are impossible to predict, and no representation or warranty of any kind can be made respecting the present or future accuracy of such forward-looking statements or the ability of the corporation to meet its obligations, and no such representation or warranty is to be inferred.

About the Company

Franklin Financial Network, Inc. is a financial holding company headquartered in Franklin, Tennessee. The Company's wholly-owned bank subsidiary, Franklin Synergy Bank, a Tennessee-chartered commercial bank founded in November 2007 and a member of the Federal Reserve System, provides a full range of banking and related financial services with a focus on service to small businesses, corporate entities, local governments and individuals. With consolidated total assets of $4.17 billion at September 30, 2018, the Bank currently operates through 14 branches and one loan production office in the growing Williamson, Rutherford and Davidson Counties, all within the Nashville metropolitan statistical area. Additional information about the Company, which is included in the NYSE Financial-100 Index, the FTSE Russell 2000 Index and the S&P SmallCap 600 Index, is available at www.FranklinSynergyBank.com.

Investor Relations Contact:
Sarah Meyerrose
EVP, Chief Financial Officer
(615) 236-8344
sarah.meyerrose@franklinsynergy.com

FRANKLIN FINANCIAL NETWORK, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	September 30, 2018	December 31, 2017
ASSETS	(Unaudited)
Cash and due from financial institutions	$ 144,660	$ 251,543
Certificates of deposit at other financial institutions	3,104	2,855
Federal funds sold	—	—
Securities available for sale	1,115,187	999,881
Securities held to maturity (fair value 2018—$199,927 and 2017—$227,892)	204,587	214,856
Loans held for sale, at fair value	14,563	12,024
Loans	2,550,121	2,256,608
Allowance for loan losses	(22,479)	(21,247)
Net loans	2,527,642	2,235,361
Restricted equity securities, at cost	21,793	18,492
Premises and equipment, net	11,852	11,281
Accrued interest receivable	14,391	11,947
Bank owned life insurance	54,859	49,085
Deferred tax asset	17,366	10,007
Foreclosed assets	1,853	1,503
Servicing rights, net	3,465	3,620
Goodwill	18,176	9,124
Core deposit intangible, net	1,109	1,007
Other assets	13,206	10,940
Total assets	$ 4,167,813	$ 3,843,526
LIABILITIES AND EQUITY
Deposits
Non-interest bearing	$ 321,108	$ 272,172
Interest bearing	3,050,442	2,895,056
Total deposits	3,371,550	3,167,228
Federal Home Loan Bank advances	371,500	272,000
Federal funds purchased and repurchase agreements	—	31,004
Subordinated notes, net	58,649	58,515
Accrued interest payable	4,726	2,769
Other liabilities	5,211	7,357
Total liabilities	3,811,636	3,538,873
Equity
Preferred stock, no par value: 1,000,000 shares authorized; no shares outstanding at September 30, 2018 and December 31, 2017	—	—
Common stock, no par value: 30,000,000 shares authorized; 14,525,351 and 13,237,128 issued at September 30, 2018 and December 31, 2017, respectively	261,623	222,665
Retained earnings	119,433	88,671
Accumulated other comprehensive loss	(24,982)	(6,786)
Total shareholders' equity	356,074	304,550
Noncontrolling interest in consolidated subsidiary	103	103
Total equity	$ 356,177	$ 304,653
Total liabilities and equity	$ 4,167,813	$ 3,843,526

FRANKLIN FINANCIAL NETWORK, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Interest income and dividends
Loans, including fees	$ 34,435	$ 25,973	$ 95,541	$ 73,195
Securities:
Taxable	6,460	5,041	19,476	16,358
Tax-Exempt	1,926	2,217	5,770	6,449
Dividends on restricted equity securities	313	269	916	663
Federal funds sold and other	583	280	2,197	667
Total interest income	43,717	33,780	123,900	97,332
Interest expense
Deposits	14,137	7,311	37,385	19,118
Federal funds purchased and repurchase agreements	69	92	296	309
Federal Home Loan Bank advances	1,867	968	4,390	2,228
Subordinated notes and other borrowings	1,082	1,083	3,246	3,239
Total interest expense	17,155	9,454	45,317	24,894
Net interest income	26,562	24,326	78,583	72,438
Provision for loan losses	136	590	1,279	3,018
Net interest income after provision for loan losses	26,426	23,736	77,304	69,420
Noninterest income
Service charges on deposit accounts	58	39	151	114
Other service charges and fees	747	787	2,321	2,297
Net gains on sale of loans	1,379	1,517	4,759	5,918
Wealth management	705	643	2,198	1,884
Loan servicing fees, net	111	70	333	230
Gain (loss) on sale or call of securities	(1)	350	—	470
Net gain (loss) on sale of foreclosed assets	3	(16)	9	(10)
Other	440	179	1,274	554
Total noninterest income	3,442	3,569	11,045	11,457
Noninterest expense
Salaries and employee benefits	10,723	9,011	30,179	26,172
Occupancy and equipment	2,933	2,399	8,412	6,689
FDIC assessment expense	1,020	900	2,458	2,675
Marketing	306	192	855	744
Professional fees	1,023	821	3,254	2,558
Amortization of core deposit intangible	169	115	455	363
Other	2,077	1,840	6,176	5,636
Total noninterest expense	18,251	15,278	51,789	44,837
Income before income tax expense	11,617	12,027	36,560	36,040
Income tax expense	1,068	3,138	5,790	10,343
Net income	10,549	8,889	30,770	25,697
Earnings attributable to non-controlling interest	—	—	(8)	(8)
Net income available to common shareholders	$ 10,549	$ 8,889	$ 30,762	$ 25,689
Earnings per share:
Basic	$ 0.73	$ 0.67	$ 2.19	$ 1.96
Diluted	0.70	0.65	2.11	1.86

FRANKLIN FINANCIAL NETWORK, INC.
AVERAGE BALANCES — ANALYSIS OF YIELDS & RATES (UNAUDITED)
(Amounts in thousands, except percentages)

	Three Months Ended September 30,
	2018			2017
	Average Balance(7)	Interest Inc / Exp	Average Yield / Rate	Average Balance(7)	Interest Inc / Exp	Average Yield / Rate
ASSETS:
Loans(1)(6)	$ 2,528,604	$ 34,457	5.41%	$ 2,049,575	$ 26,006	5.03%
Securities available for sale(6)	1,133,536	7,141	2.50%	972,988	6,405	2.61%
Securities held to maturity(6)	207,419	1,924	3.68%	220,313	2,283	4.11%
Dividends on restricted equity securities	21,067	313	5.89%	17,396	269	6.13%
Certificates of deposit at other financial institutions	3,113	16	2.04%	2,412	9	1.48%
Federal funds sold and other(2)	107,872	567	2.09%	88,737	271	1.21%
TOTAL INTEREST EARNING ASSETS	$ 4,001,611	$ 44,418	4.40%	$ 3,351,421	$ 35,243	4.17%
Allowance for loan losses	(22,588)			(18,891)
All other assets	153,478			94,334
TOTAL ASSETS	$ 4,132,501			$ 3,426,864
LIABILITIES & EQUITY
Deposits:
Interest checking	$ 790,733	$ 3,406	1.71%	$ 552,502	$ 1,285	0.92%
Money market	736,157	3,489	1.88%	604,416	1,703	1.12%
Savings	46,589	34	0.29%	54,921	42	0.30%
Time deposits	1,466,903	7,208	1.95%	1,259,452	4,281	1.35%
Federal Home Loan Bank advances	351,228	1,867	2.11%	289,228	968	1.33%
Federal funds purchased and other(3)	12,805	69	2.14%	37,374	92	0.98%
Subordinated notes and other borrowings	58,622	1,082	7.32%	58,444	1,083	7.35%
TOTAL INTEREST BEARING LIABILITIES	$ 3,463,037	$ 17,155	1.97%	$ 2,856,337	$ 9,454	1.31%
Demand deposits	305,432			261,127
Other liabilities	12,739			11,312
Total equity	351,293			298,088
TOTAL LIABILITIES AND EQUITY	$ 4,132,501			$ 3,426,864
NET INTEREST SPREAD(4)			2.44%			2.86%
NET INTEREST INCOME		$ 27,263			$ 25,789
NET INTEREST MARGIN(5)			2.70%			3.05%
(1)

Loan balances include both loans held in the Bank's portfolio and mortgage loans held for sale and are net of deferred origination fees and costs.  Non-accrual loans are included in total loan balances.

(2)	Includes federal funds sold, capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Home Loan Bank.
(3)	Includes repurchase agreements.
(4)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(5)	Represents net interest income (annualized) divided by total average earning assets.
(6)	Interest income and rates include the effects of tax-equivalent adjustments to adjust tax-exempt interest income on tax-exempt loans and investment securities to a fully taxable basis.
(7)	Average balances are average daily balances.

	Nine Months Ended September 30,
	2018			2017
	Average Balance(7)	Interest Inc / Exp	Average Yield / Rate	Average Balance(7)	Interest Inc / Exp	Average Yield / Rate
ASSETS:
Loans(1)(6)	$ 2,433,683	$ 95,601	5.25%	$ 1,975,592	$ 73,274	4.96%
Securities available for sale(6)	1,135,915	21,372	2.52%	1,002,118	19,958	2.66%
Securities held to maturity(6)	211,031	5,915	3.75%	224,174	7,012	4.18%
Dividends on restricted equity securities	20,123	916	6.09%	15,830	663	5.60%
Certificates of deposit at other financial institutions	3,130	46	1.96%	2,178	24	1.47%
Federal funds sold and other(2)	164,027	2,151	1.75%	84,666	643	1.02%
TOTAL INTEREST EARNING ASSETS	$ 3,967,909	$ 126,001	4.25%	$ 3,304,558	$ 101,574	4.11%
Allowance for loan losses	(22,092)			(18,182)
All other assets	146,044			92,425
TOTAL ASSETS	$ 4,091,861			$ 3,378,801
LIABILITIES & EQUITY
Deposits:
Interest checking	$ 856,299	$ 9,901	1.55%	$ 631,582	$ 3,586	0.76%
Money market	750,857	9,137	1.63%	608,670	4,412	0.97%
Savings	48,265	109	0.30%	55,569	127	0.31%
Time deposits	1,385,931	18,238	1.76%	1,196,675	10,993	1.23%
Federal Home Loan Bank advances	326,418	4,390	1.80%	242,549	2,228	1.23%
Federal funds purchased and other(3)	25,056	296	1.58%	45,745	309	0.90%
Subordinated notes and other borrowings	58,577	3,246	7.41%	58,398	3,239	7.42%
TOTAL INTEREST BEARING LIABILITIES	$ 3,451,403	$ 45,317	1.76%	$ 2,839,188	$ 24,894	1.17%
Demand deposits	296,893			246,675
Other liabilities	12,940			7,358
Total equity	330,625			285,580
TOTAL LIABILITIES AND EQUITY	$ 4,091,861			$ 3,378,801
NET INTEREST SPREAD(4)			2.49%			2.94%
NET INTEREST INCOME		$ 80,684			$ 76,680
NET INTEREST MARGIN(5)			2.72%			3.10%
(1)

Loan balances include both loans held in the Bank's portfolio and mortgage loans held for sale and are net of deferred origination fees and costs.  Non-accrual loans are included in total loan balances.

(2)	Includes federal funds sold, capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Home Loan Bank.
(3)	Includes repurchase agreements.
(4)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(5)	Represents net interest income (annualized) divided by total average earning assets.
(6)	Interest income and rates include the effects of tax-equivalent adjustments to adjust tax-exempt interest income on tax-exempt loans and investment securities to a fully taxable basis.
(7)	Average balances are average daily balances.

FRANKLIN FINANCIAL NETWORK, INC.
SUMMARY QUARTERLY CONSOLIDATED FINANCIAL DATA (UNAUDITED)
(Amounts in thousands, except per share data and percentages)

	As of and for the three months ended
	Sept 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sept 30, 2017
Income Statement Data ($):
Interest income	43,717	42,136	38,047	35,121	33,780
Interest expense	17,155	15,231	12,931	10,513	9,454
Net interest income	26,562	26,905	25,116	24,608	24,326
Provision for loan losses	136	570	573	1,295	590
Noninterest income	3,442	4,147	3,456	3,264	3,569
Noninterest expense	18,251	18,050	15,488	15,987	15,278
Net income before taxes	11,617	12,432	12,511	10,590	12,027
Income tax expense	1,068	2,263	2,459	8,188	3,138
Net income	10,549	10,169	10,052	2,402	8,889
Earnings before interest and taxes	28,722	27,663	25,442	21,103	21,481
Net income available to common shareholders	10,549	10,161	10,052	2,394	8,889
Weighted average diluted common shares	15,077,291	14,981,440	13,766,394	13,767,949	13,773,539
Earnings per share, basic	0.73	0.71	0.76	0.18	0.67
Earnings per share, diluted	0.70	0.68	0.73	0.17	0.65
Profitability (%)
Return on average assets	1.01	0.98	1.03	0.26	1.03
Return on average equity	11.91	11.99	13.60	3.13	11.83
Return on average tangible common equity(4)	12.61	12.72	14.07	3.22	12.26
Efficiency ratio(4)	60.83	58.13	54.21	57.36	54.77
Net interest margin(1)	2.70	2.74	2.71	2.92	3.05
Balance Sheet Data ($):
Loans (including HFS)	2,564,684	2,488,862	2,322,889	2,268,632	2,127,753
Loan loss reserve	22,479	22,341	21,738	21,247	19,944
Cash	144,660	176,870	246,164	251,543	155,842
Securities	1,319,774	1,357,918	1,399,801	1,214,737	1,198,049
Goodwill	18,176	18,176	9,124	9,124	9,124
Intangible assets (Sum of core deposit intangible and SBA servicing rights)	1,151	1,323	950	1,057	1,170
Assets	4,167,813	4,165,238	4,083,663	3,843,526	3,565,278
Deposits	3,371,550	3,398,025	3,355,153	3,167,228	2,824,825
Liabilities	3,811,636	3,817,076	3,778,798	3,538,873	3,261,581
Total equity	356,177	348,162	304,865	304,653	303,697
Common equity	356,074	348,059	304,762	304,550	303,594
Tangible common shareholders' equity(4)	336,747	328,560	294,688	294,369	293,300
Asset Quality (%)
Nonperforming loans / total loans(2)	0.16	0.14	0.15	0.13	0.14
Nonperforming assets / (total loans(2) + foreclosed assets)	0.23	0.21	0.22	0.20	0.21
Loan loss reserve / total loans(2)	0.88	0.90	0.94	0.94	0.94
Net charge-offs (recoveries) / average loans	0.00	(0.0)	0.01	0.00	(0.13)
Capital (%)
Tangible common shareholders' equity to tangible assets(4)	8.12	7.93	7.23	7.68	8.25
Leverage ratio(3)	8.70	8.31	7.80	8.25	8.58
Common Equity Tier 1 ratio(3)	12.24	12.14	11.45	11.37	11.58
Tier 1 risk-based capital ratio(3)	12.24	12.14	11.45	11.37	11.58
Total risk-based capital ratio(3)	15.02	14.98	14.42	14.40	14.68
(1)	Net interest margins shown in the table above include tax-equivalent adjustments to adjust interest income on tax-exempt loans and tax-exempt investment securities to a fully taxable basis.
(2)	Total loans in this ratio exclude loans held for sale.
(3)

Capital ratios come from the Company's regulatory filings with the Board of Governors of the Federal Reserve System, and for September 30, 2018 the ratios are estimates since the Company's quarterly regulatory reports have not yet been filed.

(4)	See Non-GAAP table in the pages that follow.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

Some of the financial data included in this earnings release and our selected historical consolidated financial information are not measures of financial performance recognized by GAAP. Our management uses these non-GAAP financial measures in its analysis of our performance:

  "Common shareholders' equity" is defined as total shareholders' equity at end of period less the liquidation preference value of the preferred stock;
  "Tangible common shareholders' equity" is common shareholders' equity less goodwill and other intangible assets;
  Total tangible assets" is defined as total assets less goodwill and other intangible assets;
  "Other intangible assets" is defined as the sum of core deposit intangible and SBA servicing rights;
  "Tangible book value per share" is defined as tangible common shareholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets;
  "Tangible common shareholders' equity ratio" is defined as the ratio of tangible common shareholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets;
  "Return on Average Tangible Common Equity" is defined as annualized net income available to common shareholders divided by average tangible common shareholders' equity; and
  "Efficiency ratio" is defined as noninterest expenses divided by our operating revenue, which is equal to net interest income plus noninterest income.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that our non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use. The following reconciliation table provides a more detailed analysis of these non-GAAP financial measures:

(Amounts in thousands, except share/per share data and percentages)	As of or for the Three Months Ended
	Sept 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sept 30, 2017
Total shareholders' equity	$ 356,074	$ 348,059	$ 304,762	$ 304,550	$ 303,594
Less: Preferred stock	—	—	—	—	—
Total common shareholders' equity	356,074	348,059	304,762	304,550	303,594
Common shares outstanding	14,525,351	14,480,240	13,258,142	13,237,128	13,209,055
Book value per share	$ 24.51	$ 24.04	$ 22.99	$ 23.01	$ 22.98
Total common shareholders' equity	$ 356,074	$ 348,059	$ 304,762	$ 304,550	$ 303,594
Less: Goodwill and other intangible assets	19,327	19,499	10,074	10,181	10,294
Tangible common shareholders' equity	336,747	328,560	294,688	294,369	293,300
Common shares outstanding	14,525,351	14,480,240	13,258,142	13,237,128	13,209,055
Tangible book value per share	$ 23.18	$ 22.69	$ 22.23	$ 22.24	$ 22.20

Tangible common shareholders' equity	$ 336,747	$ 328,560	$ 294,688	$ 294,369	$ 293,300
Divided by: tangible assets
Total assets	4,167,813	4,165,238	4,083,663	3,844,356	3,565,278
Less: Goodwill and other intangible assets	19,327	19,499	10,074	10,181	10,294
Tangible assets	4,148,486	4,145,739	4,073,589	3,834,175	3,554,984
Tangible common shareholders' equity to tangible assets	8.12%	7.93%	7.23%	7.68%	8.25%

Average total common shareholders' equity	$ 351,293	$ 340,175	$ 299,840	$ 304,847	$ 298,088
Less: Average Preferred stock	—	—	—	—	—
Less: Average Goodwill and other intangible assets	19,433	19,860	10,136	10,247	10,321
Average tangible common shareholders' equity	331,860	320,315	289,704	294,600	287,767

Net income available to common shareholders	10,549	10,161	10,052	2,394	8,889
Average tangible common shareholders' equity	331,860	320,315	289,704	294,600	287,767
Return on average tangible common shareholders' equity	12.61%	12.72%	14.07%	3.22%	12.26%

Efficiency Ratio:
Net interest income	$ 26,562	$ 26,905	$ 25,116	$ 24,608	$ 24,326
Noninterest income	3,442	4,147	3,456	3,264	3,569
Operating revenue	30,004	31,052	28,572	27,872	27,895
Expense
Total noninterest expense	18,251	18,050	15,488	15,987	15,278
Efficiency ratio	60.83%	58.13%	54.21%	57.36%	54.77%